SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 28, 2007

ADVANCED CELL TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50295	87-0656515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1201 Harbor Bay Parkway, Alameda, California 94502
(Address of principal executive offices, including zip code)

(510) 748-4900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

ITEM  1.01            Entry into a Material Definitive Agreement

Effective as of December 28, 2007 and pursuant to unanimous approval of the Board of Directors of Advanced Cell Technology, Inc. (the “Company”), the exercise period of certain warrants to purchase an aggregate of 5,248,581 shares of the Company’s common stock with an exercise price of $0.95 per share was extended until December 31, 2009.  Such warrants were issued in connection with the closing of the Company’s 2005 Series A Preferred Stock financing.  The holders of such warrants include, among others, Nancy Burrows, the present spouse of William M. Caldwell, IV, the Company’s Chief Executive Officer and Chairman of the Board of Directors, and Gary Rabin, a member of the Company’s Board of Directors.

ITEM  8.01            Other Events

The Company convened its Annual Meeting of Stockholders on December 28, 2007, as scheduled, and closed the voting and approved nominees for directors and the reverse stock split described in its proxy statement for the meeting.  The Company adjourned the meeting with respect to the proposed amendment to the Company’s 2005 Stock Incentive Plan in order to provide further time to solicit proxies on that proposal.  The meeting will reconvene on January 10, 2008 at 9:00 a.m. at the offices of Pierce Atwood LLP, One Monument Square, Portland, Maine.

At the meeting, William M. Caldwell, IV, Alan C. Shapiro, Alan G. Walton, Ph.D. and Erkki Ruoslahti, M.D., Ph.D. were reelected.  In addition, Gary Rabin was elected as a new independent director.  Gary Rabin has a twenty year career in finance that primarily encompasses investment management and capital raising targeting small-cap and emerging growth companies. Currently, he is the Managing Partner of Vine Holdings, a long/short hedge fund focused on the media and communications industry. Until July 2007, he was a Portfolio Manager at MAC Investment Management, LLC (“MAC”), which he joined in November 2005. MAC is a long/short fundamental equity hedge fund concentrating on growth-oriented stocks including technology, communications and healthcare. Previously, he was a Managing Director and Portfolio Manager at Marketus Associates, a long/short hedge fund where he focused on communications, healthcare services, energy and special situations. Prior to that, he was Managing Director and Co-Head of the Media and Telecom Investment Banking Group at CIBC World Markets (“CIBC”), where he was responsible for all corporate finance and M&A, financial restructurings, and principal investing activities (both debt and equity) within the sector. Before joining CIBC, Mr. Rabin served in an operating capacity at a broadband services company when he was Chief Strategy Officer of CAIS Internet, Inc. (“CAIS”). At CAIS, he was responsible for raising over $500 million of financing commitments in both the public equity markets and from his relationships at Kohlberg, Kravis Roberts & Co., Qwest Communications, Cisco, Nortel, 3Com and Microsoft. Mr. Rabin has also started and served as Managing Director and Head of the Global Telecom Investment Banking Group at ING Barings Furman Selz, and was a founder of the telecom group at UBS Securities. He began his career in finance in 1987, and concentrated on energy, utilities, and metals until 1993. Throughout his career, Mr. Rabin has been responsible for building and developing businesses. Mr. Rabin earned an AB in Economics from the University of Michigan.

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED CELL TECHNOLOGY, INC.

	By:	/s/ William M. Caldwell, IV
William M. Caldwell, IV
Chief Executive Officer

Dated: January 2, 2008